                                 Exhibit 10.1


           *OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE
                        SECURITIES AND EXCHANGE COMMISSION


                       UNITED MICROELECTRONICS CORPORATION
                            No. 13 Innovation Road I
                          Science Based Industrial Park
                          Hsin Chu City, Taiwan, R.O.C.
                telephone (035) 782-258; facsimile (035) 774-767
                                12 September 1995



Cyrus Tsui
President
Lattice Semiconductor Corp.
5555 N.E. Moore Court
Hillsboro, OR  97124-6421
fax (503) 681-3077

Dear Mr. Tsui:

     As promised yesterday, UMC commits the combined capacity amounts from UMC and from the foundry ventures in the following specific quantities:

*

Notes: 1)   All amounts are conditioned upon Lattice's signatures on and payments under the Foundry Venture and Foundry Capacity Agreements for Module D.
       2)   All are 6 inch equivalents in wafer starts per month w/normal cycle time.
       3)   For all amounts, UMC calculates 1.9 six inch wafers are equivalent to each eight inch wafer.
       4)   The amounts shown are cumulative for the periods involved of all quantities supplied from UMC fabrication facilities and/or joint ventures.
        5)  The pricing for this capacity shall be as agreed by the parties, with a maximum Wafer price of * of UMC's standard CMOS logic processes for wafers of similar geometrics, purchase volumes and cycle times.


As mentioned, this letter commitment is contingent upon Lattice entering into the Foundry Venture Agreement and Foundry Capacity Agreement on or before September 13, 1995. As agreed, all wafer purchases under this Bridge Capacity Letter shall be handled under the procedures and subject to the specific provisions of the Foundry Capacity Agreement, or as otherwise agreed in writing between UMC and Lattice.

     In addition, please rest assured that UMC will work diligently to bring up the processes provided by Lattice in as prompt a manner as is commercially and technically practicable. To the extent that our implementation of your processes takes longer than expected for reasons attributable to UMC and/or our personnel, *. As discussed and unless otherwise agreed, we will provide the capacity in this commitment from a * (with each of us cooperating during the transition from UMC to the new venture's facility).

     Finally, and without limiting the obligations under the confidentiality provisions of the Foundry Venture Agreement, FabVen and UMC will treat as confidential all processes provided by Lattice which are designated by Lattice as "Confidential" as provided by the procedures stated in the Foundry Venture Agreement, and, without the written consent of Lattice, neither FabVen nor UMC shall use or otherwise disclose any such process for any purpose other than the fabrication of wafers for Lattice. UMC and Lattice anticipate they will enter into an appropriate non-disclosure and restrictive use agreement with respect to such information so that each party is reasonably protected with respect to its proprietary information.

CONFIDENTIAL                                      Bridge Capacity Letter

     We understand that you are relying upon this Bridge Capacity Letter in entering into the Foundry Venture and Foundry Capacity Agreements, as well as for planning your future wafer capacity supply and, in turn, commitments to other customers. We also confirm that the provisions of the letter entitled "Written Assurances Re: Foundry Venture Agreement" for the venture at Module D will be the same as that for Module C, that, upon signature by Lattice, that letter will be an enforceable agreement between UMC and Lattice, and, upon execution of all Venturers, that letter shall be treated as an amendment to those agreements.

     We value Lattice's participation and look forward to a very successful venture.


                                                  Yours sincerely,


                                                  Peter Chang


AGREED TO AND ACKNOWLEDGED ON BEHALF OF LATTICE:

      /s/Steven Laub
-------------------------------
      Authorized Signature











CONFIDENTIAL                                      Bridge Capacity Letter